Exhibit 10.57

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS OPTION UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
____________________________

INDUSTRIAL SERVICES OF AMERICA, INC.
2009 LONG TERM INCENTIVE PLAN

NON-INCENTIVE STOCK OPTION
(NON-TRANSFERABLE)

OPTION CERTIFICATE

Industrial Services of America, Inc., a Florida corporation ("Company"), pursuant to action of the Compensation Committee of the Board of Directors and in accordance with the Industrial Services of America, Inc. 2009 Long Term Incentive Plan ("Plan"), hereby grants a Non-Incentive Stock Option ("Option") to __________ ("Director") to purchase from the Company ________ shares of Stock, at an Option Price of ____ per share (the "Option Price"), which Option is subject to all of the terms and conditions set forth in this Option Certificate and in the Plan. This Option is granted effective as of __/__/__ ("Option Grant Date").

INDUSTRIAL SERVICES OF AMERICA, INC.

By:

Title:

TERMS AND CONDITIONS

§1.    Plan. This Option is subject to all the terms and conditions set forth in the Plan and this Option Certificate, and all of the terms defined in the Plan shall have the same meaning herein when such terms start with a capital letter. This Option is intended not to satisfy the requirements of § 422 of the Code. A copy of the Plan will be made available to Director upon written request to the Chief Financial Officer of the Company.

§ 2.    Order of Exercise. The exercise of this Option shall not be affected by the exercise or non-exercise of any other option (without regard to whether such option constitutes an "incentive stock option" within the meaning of § 422 of the Code).

§ 3.    Date Exercisable. This Option shall become exercisable in accordance with the following schedule on any normal business day of the Company occurring on or after the first date set forth below and before the date this Option expires under § 4.

Number of Shares for which
On or After            Option First Becomes Exercisable

The maximum number of shares of Stock which may be purchased by exercise of this Option on any such day shall equal the excess, if any, of (a) the total number of shares of Stock subject to this Option on the Option Grant Date, as adjusted in accordance with § 4.2(e) of the Plan, and with respect to which this Option is vested, over (b) the number of shares of Stock which have previously been purchased by exercise of this Option, as adjusted in a manner consistent with § 4.2(e) of the Plan.

If at the time Director intends to exercise any rights under this Option, Director is an officer or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the Exchange Act then Director should consult with the Company before Director exercises such rights because there may be additional restrictions upon the exercise of such rights.

§ 4.    Life of Option. The Option shall expire when exercised in full; provided, however, the Option (to the extent not exercised in full) also shall expire immediately and automatically on the earlier of (a) the date which is the fifth anniversary of the Option Grant Date, or (b) the date the Director's service on the Board terminates for Cause. A termination of Director's service for Cause shall exist for purposes of this § 4 only upon the occurrence of one or more of the following: (i) Director commits any felony or any act of fraud, misappropriation or embezzlement, (ii) Director engages in conduct or activities damaging to the property, business or reputation of the Company or any affiliate of the Company, as determined by the Committee in good faith, (iii) Director engages in any act or omission involving malfeasance or negligence in the performance of Director's duties to the Company to the detriment of the Company or any affiliate of the Company, as determined by the Committee in good faith, (iv) Director fails to comply in any material respect with any applicable civil or criminal law, any written rules of ethical corporate conduct for directors of the Company or any affiliate of the Company or the terms of any policies or directives of the Board, as determined by the Committee in good faith, or (v) Director violates Director's fiduciary obligation to the Company or any affiliate of the Company.

§ 5.    Method of Exercise of Option. Director may (subject to § 3, § 4, § 11, § 12,
§ 13 and § 16) exercise this Option in whole or in part (before the date this Option expires) on any normal business day of the Company by (a) delivering the Option Certificate to the Company at its principal place of business together with written notice of the exercise of this Option and (b) simultaneously paying to the Company the Option Price. The payment of such Option Price shall be made either in cash or by check acceptable to the Company.

§ 6.    Delivery. The Company's delivery of Stock pursuant to the exercise of this Option (as described in § 5) shall discharge the Company of all of its duties and responsibilities with respect to this Option.

§ 7    Adjustment. The Committee shall have the right to make such adjustments to this Option as described under § 4.2(e) of the Plan.

§ 8.    Nontransferable. This Option shall not be transferable by Director except by his will or by the laws of descent and distribution, and rights granted under this Option shall be exercisable during Director's lifetime only by Director. If this Option is exercisable after the death of Director, the person or persons to whom this Option is transferred by will or by the laws of descent and distribution shall be treated as the Director under this Option Certificate.

§ 9.    Termination of Service. Neither the Plan, this Option nor any related material shall give Director the right to continue to serve on the Board or shall adversely affect the right of the Company to terminate Director's service on the Board with or without cause at any time.

§ 10. Shareholder Status. Director shall have no rights as a shareholder with respect to any shares of Stock under this Option until such shares have been duly issued and delivered to Director, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

§ 11. Other Laws. The Company shall have the right to refuse to issue or transfer any Stock under this Option if the Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Option shall be promptly refunded to Director.

§ 12. Securities Registration. Director may be requested by the Company to hold any shares of Stock received upon the exercise of this Option for personal investment and not for purposes of resale or distribution to the public and Director shall, if so requested by the Company, deliver a certified statement to that effect to the Company as a condition to the transfer of such Stock to Director. Director may be requested by the Company to deliver a certified statement to the Company that he or she will not sell or offer to sell any shares of Stock received upon the exercise of this Option unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933, as amended, and the applicable state securities laws, or unless he or she shall furnish to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing shares of Stock received upon the exercise of this Option may bear an appropriate restrictive legend reflecting the foregoing.

§ 13. Other Conditions. Director shall (as a condition to the exercise of this Option) enter into any agreement or make any representations required by the Company related to the Stock to be acquired pursuant to the exercise of this Option, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of this Option and provides for the repurchase of such Stock by the Company under certain circumstances.

§ 14. Tax Withholding. The Company shall have the right to withhold or retain from any payment to Director (whether or not such payment is made pursuant to this Option) or take such other action as is permissible under the Plan which the Company deems necessary or appropriate to satisfy any income or other tax withholding requirements as a result of the exercise of this Option.

§ 15. Governing Law. The Plan and this Option shall be governed by the laws of the State of Florida.

§ 16. Modification, Amendment, and Cancellation. The Company shall have the right to modify, amend, or cancel this Option in accordance with the terms of the Plan.

§ 17. Binding Effect. This Option shall be binding upon the Company and Director and their respective heirs, executors, administrators and successors.

OPTION EXERCISE FORM

(To be executed by Director to
exercise the rights to purchase Stock
evidenced by the foregoing Option)

TO:    INDUSTRIAL SERVICES OF AMERICA, INC.

The undersigned hereby exercises the right to purchase _______________ shares of Stock covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price for such shares in full.

Signature of Director

Address

-    -
Social Security Number

Dated: _________________